Exhibit 77(q)

Exhibits

(a)(1)    Declaration of Trust dated July 6, 2010 - previously filed as an Exhibit to the Initial Registration Statement on Form N-2 on July 14, 2010 and incorporated herein by reference.

(e)(1)    Investment Management Agreement dated April 26, 2011 between ING Emerging Markets High Dividend Equity Fund and ING Investments, LLC – previously filed as an Exhibit to the Pre-Effective Amendment No. 7 to the Registrant’s Registration Statement and incorporated herein by reference.

(e)(2)    Sub-Advisory Agreement dated April 26, 2011 between ING Investments, LLC and ING Investment Management Advisors B.V. LLC – previously filed as an Exhibit to the Pre-Effective Amendment No. 7 to the Registrant’s Registration Statement and incorporated herein by reference.